UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
______________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 26, 2021

10x Genomics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39035	45-5614458
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6230 Stoneridge Mall Road
Pleasanton, California 94588
(925) 401-7300
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
___________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.00001 per share	TXG	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 27, 2021, 10x Genomics, Inc. (the “Company”) announced that it entered into a global settlement and patent cross license with Bio-Rad Laboratories, Inc. (“Bio-Rad”) resolving all outstanding litigation and other proceedings between the two companies across all jurisdictions around the world and dismissing all infringement claims with prejudice.

Pursuant to the terms of the Settlement and Patent Cross License Agreement dated July 26, 2021 (the “Agreement”), Bio-Rad and the Company have granted each other a non-exclusive, worldwide, royalty-bearing license to develop products and services related to single cell analysis. The cross license excludes products related to spatial analysis and In Situ analysis. It also excludes digital PCR products in the case of 10x. The term of the Agreement is for the life of the licensed patents. The Company and Bio-Rad have agreed not to sue each other on licensed products and licensed services on other patents owned or exclusively licensed by each company. The companies have agreed that each company’s patents are owned by each respective company.

Each company shall pay to the other royalties from licensed products and licensed services through 2030. The Company expects that future royalty payments will impact the company’s gross margins by less than one percent during the royalty period. Also, as previously disclosed, the Company accrued $44.8 million in royalties and interest between November 14, 2018 and March 31, 2021 related to sales of the Company’s GEM products as a result of the litigation with Bio-Rad. Pursuant to the Agreement, the Company shall pay Bio-Rad $29.4 million in royalties and interest related to the sales of such GEM products between November 14, 2018 and March 31, 2021. As a result, in connection with the Agreement the Company expects that $15.4 million in accrued royalties and interest will be reversed to the Company's financial statements in the second quarter of 2021.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, which, with certain confidential terms redacted, is filed as Exhibit 10.1 to this current report on Form 8-K.

Item 7.01 Regulation FD Disclosure.

On July 27, 2021, the Company issued a press release announcing the settlement. A copy of the press release is attached hereto as Exhibit 99.1.

The information furnished pursuant to Item 7.01 on this Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Forward-Looking Statements.

Statements in this Current Report on Form 8-K that are not statements of historical fact are forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act, which are subject to the “safe harbor” created by those sections. Such forward-looking statements include, without limitation, statements concerning the Agreement, ability of the licensed products and licensed services to continue generating sales and royalties, expectations regarding the impact of the Agreement on the Company’s future gross margins and the partial reversal of the accrued royalties. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negatives of these terms or variations of them or similar terminology. Among the factors that could cause actual results to differ materially from those indicated in the forward-looking statements are risks and uncertainties related to the potential impact on the business of the Company of the Agreement, general economic conditions and the Company’s business and financial condition in general, including the risks and uncertainties described under “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 26, 2021, and the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 7, 2021, as such risk factors may be updated from time to time in the Company’s periodic filings with the SEC. Such Annual Report, Quarterly Report and the Company’s other periodic filings are accessible on the SEC’s website at www.sec.gov. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this report.

Item 9.01 Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description of Exhibits

10.1*	Settlement and Patent Cross License Agreement, dated July 26, 2021, by and between the Registrant and Bio-Rad Laboratories, Inc.
99.1	Press Release, dated July 27, 2021.

* Portions of this exhibit have been omitted pursuant to Item 601 of Regulation S-K promulgated under the Securities Act because the information (i) is not material and (ii) would be competitively harmful if publicly disclosed. Copies of the unredacted exhibits will be furnished to the Commission upon request.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

10x Genomics, Inc.

	By:	/s/ Eric S. Whitaker
	Name:	Eric S. Whitaker
	Title:	General Counsel

Date: July 27, 2021